FORM OF

Restricted Stock Unit Award

Granted by

Esquire Financial Holdings, Inc.

under the

ESQUIRE FINANCIAL HOLDINGS, INC.
2017 EQUITY INCENTIVE PLAN

This restricted stock unit agreement ("Agreement") is and will be subject in every respect to the provisions of the 2017 Equity Incentive Plan (the "Plan") of Esquire Financial Holdings, Inc. (the "Company") which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a restricted stock unit award ("Restricted Stock Unit" or "Restricted Stock Unit Award") pursuant to the Plan.  The holder of this Restricted Stock Unit Award (the "Participant") hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan ("Committee") or the Board shall be final, binding and conclusive upon the Participant and the Participant's heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.
1.  Name of Participant:
2.     Date of Grant:                                         , 20___
3.     Total number of Restricted Stock Units covered by the Award: _______________________
    (subject to adjustment pursuant to Section 8 hereof).
4. Vesting Schedule.  The Restricted Stock Units granted under the Plan shall vest in (      ) equal annual installments, in accordance with the following schedule.
Date	Vested Portion of Award

Notwithstanding the foregoing, fractional shares shall not vest.  If a fractional share would otherwise vest on the vesting date, the fractional share will roll over to the next vesting date or the succeeding vesting date until a whole share can vest and be distributed.  Vesting will automatically accelerate as set forth in Sections 9.1 and 9.2 of this Agreement.

5.    Grant of Restricted Stock Units.
 Restricted Stock Unit is an Award denominated in shares of Stock, except that no share of Stock is actually awarded to the recipient on the date of grant.  The Restricted Stock Units will be credited to the Participant's account, subject to the terms of the Plan and this Agreement.  A Restricted Stock Unit will be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash or a combination of cash and shares of Stock, based on the Fair Market Value of a specified number of shares of Stock.
6.    Terms and Conditions.

Unless the Committee determines otherwise, no dividends or Dividend Equivalent Rights will be paid on Restricted Stock Units.  Any such Dividend Equivalent Rights shall not be payable until the Restricted Stock Unit vests or is settled. The Participant will have no voting right with respect to any Restricted Stock Unit granted hereunder.
7.    Change in Control.

7.1
In the event of an Involuntary Termination (as defined in Section 8.1(x))  following a Change in Control, all Restricted Stock Unit Awards held by the Participant will become fully earned and vested immediately, as set forth in Section 4.1 of the Plan.  In the event of a Change in Control, any performance measure attached to an Award under the Plan will be deemed satisfied as of the date of the Change in Control.

7.2	A "Change in Control" shall be deemed to have occurred as provided in Section 4.2 of the Plan.

8.    Adjustment Provisions.
8.1	This Restricted Stock Unit Award shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
9.    Effect of Termination of Service on Restricted Stock Unit Award.
This Restricted Stock Unit Award shall vest as follows:
9.1   Death.  This Restricted Stock Unit Award shall vest immediately in the event of the Participant's Termination of Service by reason of the Participant's death.
9.2
Disability.  In the event of the Participant's Termination of Service by reason of Disability, this Restricted Stock Unit Award shall vest at the date of Termination of Service. Except to the extent prohibited by Code Section 409A, the Committee shall have sole authority and discretion to determine whether the Participant's Service has been terminated by reason of Disability.

9.3
Retirement.  If the Participant's Service terminates by reason of the Participant's Retirement, all Restricted Stock Units granted to the Participant that have not vested at the time of Retirement shall expire and be forfeited.  The term "Retirement" shall  have the meaning set forth in the Plan.

Notwithstanding the foregoing, if set forth in the Committee's grant resolutions and noted by checking the box below, Restricted Stock Units that are granted as Performance Awards intended to qualify as performance-based compensation under Code Section 162(m) shall vest in accordance with the "performance-based vesting rule," set forth in Section 2.5(c) of the Plan, as follows:  vesting shall not be accelerated to the Retirement date, but at the end of the performance period, the Participant may vest in a portion of the remaining Award on a pro rata basis by multiplying the number of Restricted Stock Units eligible for vesting by the following factors: (i) the percentage of the performance achieved and (ii) the percentage of the performance period that the Participant served prior to Retirement.
☐	Performance-based vesting rule applies
9.4
Termination for Cause.  If the Participant's Service has been terminated for Cause, all Restricted Stock granted to the Participant that has not vested shall expire and be forfeited.  The Board of Directors shall have sole authority and discretion to determine whether the Participant's employment has been terminated for Cause.

9.5
Other Termination.  If the Participant's Service terminates for any reason other than death, Disability, Retirement or for Cause, all shares of  Restricted Stock Unit Awarded to the Participant which have not vested shall expire and be forfeited by such Participant.

10.     Miscellaneous.
10.1
No Restricted Stock Unit Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	Restricted Stock Unit Awards are not transferable prior to the time such Awards are vested in and distributed to the Participant.
10.4
This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.

10.5
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	The granting of this Restricted Stock Unit Award does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Unit Award set forth above.
ESQUIRE FINANCIAL HOLDINGS, INC.
By:_______________________________
Title: _____________________________

PARTICIPANT'S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2017 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company's 2017 Equity Incentive Plan.
Participant
__________________________________

EXHIBIT A
SETTLEMENT OF RESTRICTED STOCK UNIT AWARD

I hereby acknowledge the delivery to me by Esquire Financial Holdings, Inc. (the "Company") or its affiliate on _____________________________, of
❑ stock certificates for ____________________ shares of common stock of the Company in settlement of the Restricted Stock Unit Award granted to me under the Esquire Financial Holdings, Inc. 2017 Equity Incentive Plan,  which shares were transferred to me on the Company's stock record books on ____________________; or
❑ [In the sole discretion of the Committee], cash in the amount of $__________________ in settlement of the Restricted Stock Unit Award granted to me under the Esquire Financial Holdings, Inc. 2017 Equity Incentive Plan.

Date:           _______________________
 Participant's signature